UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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PURE Bioscience, Inc.

(Name of Registrant as Specified In Its Charter)

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December 8, 2016

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of PURE Bioscience, Inc. on Thursday, January 19, 2017 at 9:00 a.m. (local time). The meeting will be held at our corporate offices at 1725 Gillespie Way, El Cajon, California 92020.

We are pleased to take advantage of the rules established by the Securities and Exchange Commission (the “SEC”) that allow companies to furnish proxy materials primarily over the internet. We believe that this will allow us to promptly provide proxy materials to you, while lowering the costs of distribution and reducing the environmental impact of our annual meeting.

On December 8, 2016, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended July 31, 2016, over the internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your proxy materials by mail, the Annual Report, the Notice of 2017 Annual Meeting of Stockholders, the Proxy Statement, and proxy card will be enclosed.

The matters to be acted upon are described in the Notice of 2017 Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you attend the meeting you will, of course, have the right to revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

/s/ Henry Lambert
Chief Executive Officer

PURE BIOSCIENCE, INC.

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON January 19, 2017

TO OUR STOCKHOLDERS:

Our 2017 annual meeting of stockholders (the “Annual Meeting”) of PURE Bioscience, Inc. will be held at our corporate offices at 1725 Gillespie Way, El Cajon, California 92020, on January 19, 2017 at 9:00 a.m., local time, for the following purposes:

1.	To elect our six existing directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2017;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended July 31, 2016; and

4.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees and FOR proposals 2 and 3 listed above. Stockholders of record at the close of business on November 29, 2016 are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1725 Gillespie Way, El Cajon, California 92020.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: Our Annual Report on Form 10-K, Notice and Proxy Statement are available electronically at www.proxydocs.com.

By Order of the Board of Directors

/s/ Henry Lambert
Chief Executive Officer

December 8, 2016

PURE BIOSCIENCE, INC.
1725 Gillespie Way
El Cajon, California 92020

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON January 19, 2017

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of PURE Bioscience, Inc. (the “Board” or “Board of Directors”) to be voted at the 2017 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on January 19, 2017 at our corporate offices at 1725 Gillespie Way, El Cajon, California 92020 at 9:00 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are being made available to our stockholders on or about December 8, 2016. References in this proxy statement to “the Company,” “we,” “PURE,” “our,” and “us” are to PURE Bioscience, Inc.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this Proxy Statement and our Annual Report for the fiscal year ended July 31, 2016 (the “Annual Report”) to stockholders by providing access to these documents through the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice of Internet Availability of Proxy Materials provides instructions on how to access and review the proxy materials on the internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to cast your vote via the internet or by telephone. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials.

Record Date

Holders of record of our shares of Common Stock, our only class of issued and outstanding voting securities (the “Common Stock”), at the close of business on November 29, 2016 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On November 29, 2016, 64,823,917 shares of our Common Stock were issued and outstanding.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned from time to time and at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Transfer Online, Inc. As a stockholder of record, you have the right to grant your voting proxy directly to the proxies designated by the Company or to vote in person at the Annual Meeting. As of the record date, we had 225 holders of record.

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Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank, trustee or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held in street name by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of the Company’s independent registered public accountants. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters, including the election of directors and the non-binding advisory vote on the compensation of our named executive officers. As a result, if you do not provide your broker or nominee with voting instructions on these non-routine matters your shares will not be voted on these proposals.

Voting Matters

Stockholders are entitled to cast one vote per share of Common Stock on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

There are three proposals scheduled to be voted on at the Annual Meeting:

1.	To elect our six existing directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2017; and

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended July 31, 2016.

Our Board of Directors recommends a vote FOR each of the director nominees, FOR the ratification of the appointment of Mayer Hoffman McCann P.C., and FOR the approval of the compensation of our named executive officers.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

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Required Vote

Assuming a quorum is present, either in person or by proxy, the following vote is required for the proposals scheduled to be voted on at the Annual Meeting:

1.	Election of Directors: Directors will be elected by a plurality of the votes, which means the six nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

2.	Ratification of Auditors: The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2017 requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

3.	Executive Compensation: The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

●	By Internet: by following the Internet voting instructions included in the Notice of Internet Availability of Proxy Materials or by following the instructions on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on January 18, 2017.

●	By Telephone: by following the telephone voting instructions included in the Notice of Internet Availability of Proxy Materials or by following the instructions on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on January 18, 2017.

●	By Mail: you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee or other nominee.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of each of the nominees for director contained in this Proxy Statement and in favor of each of the other proposals considered at the Annual Meeting.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with your proxy materials. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the election of directors or on any of the other proposals unless you provide instructions as to how to vote your shares. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

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Multiple Proxies

If you receive more than one set of proxy materials it generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

Proxy Revocation Procedure

If you are a stockholder of record, you may revoke your proxy: (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting, (ii) voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern) on January 18, 2017, (iii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 11:59 p.m. (Eastern Time) on January 18, 2017), or (iv) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

Solicitation Costs

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies therefor. This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final results in a Form 8-K report filed with the SEC.

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GOVERNANCE OF OUR COMPANY

Overview

We are committed to maintaining high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics, together with our Certificate of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established two standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee and the Compensation Committee. The Board of Directors performs the functions typically assigned to a Nominating and Corporate Governance Committee.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its Committees. Our Corporate Governance Guidelines are reviewed regularly by the Board and revised when appropriate. The full text of our Corporate Governance Guidelines can be found on the “Corporate Governance” section of our website accessible at www.purebio.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. This Code constitutes a “code of ethics” as defined by the rules of the SEC. This Code also contains “whistle blower” procedures adopted by our Audit Committee regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters. Copies of the code may be obtained free of charge from our website, www.purebio.com. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC. Other than as specifically referenced herein, the information contained on, or that can be accessed through, our website is not a part of this proxy statement.

Director Independence

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has established a standard for independence. However, our Board utilizes the definition of “independence” as that term is defined by the listing standards of the NYSE MKT and the rules and regulations of the SEC. As of the date hereof, our Board consists of six members, three of whom are considered independent as that term is defined by applicable listing standards of the NYSE MKT. Our independent directors include: Messrs. Otis and Lee and Dr. Theno.

Board and Committee Attendance

During the fiscal year ended July 31, 2016, the Board met six times and it took action by unanimous written consent five times and our Board Special Committee met once. During the fiscal year ended July 31, 2016 our Compensation Committee met three times and our Audit Committee met four times. Each of the directors attended 100% of the meetings of the Board.

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Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times as necessary. The Board’s policy is also to hold executive sessions without the presence of management at each regularly scheduled meeting of our Board. Our Board Committees also generally meet in executive session at the end of each committee meeting.

Director Attendance at Annual Meeting

We believe the annual meeting of stockholders provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the meeting. As a result, we encourage our directors to attend our annual meeting. We reimburse our directors for the reasonable expenses incurred by them in attending the annual meeting.

Board Committees

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Dr. Theno (Chair) and Mr. Otis. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors, including our Chairman. The Board has determined that Dr. Theno and Mr. Otis are each an “independent director” under the listing standards of the NYSE MKT. In addition, Dr. Theno and Mr. Otis each qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.purebio.com.

Audit Committee. The Audit Committee of the Board of Directors, currently consists of Messrs. Cohee (Chair), Lee and Otis. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that each of Messrs. Otis and Lee is an “independent director” under the listing standards of the NYSE MKT. Mr. Cohee is not independent because the Company has retained Mr. Cohee to provide financial advisory services to the Company. See “Certain Relationships and Related Transactions” for additional information regarding the Company’s retention of Mr. Cohee. The Board determined that it was in the Company’s and its stockholders best interests for Mr. Cohee to continue to serve on the audit committee, based on his accounting and financial expertise, until the Board adds additional independent directors. The Board of Directors has also determined that Messrs. Cohee, Lee and Otis are each an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.purebio.com.

Nominating Committee. The Board has not established a Nominating Committee, and as a result performs the functions typically assigned to a Nominating Committee, including the identification, recruitment and nomination of candidates for the Board and its committees, determining the structure, composition and functioning of the Board and its committees including the reporting channels through which the Board receives information and the quality and timeliness of the information, developing and recommending to the Board corporate governance guidelines applicable to the Company and annually reviewing and recommending changes, as necessary or appropriate, overseeing the annual evaluation of the Board’s effectiveness and performance.

Board and Committee Effectiveness

The Board and each of its Committees perform an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

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Board Leadership Structure

Our Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. At the current time, Mr. Pfanzelter serves as our Chairman of the Board and Mr. Lambert serves as our Chief Executive Officer. Our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to the Board and encourages balanced decision making. In addition, the Board believes that this structure provides an environment in which its independent directors are fully informed, have significant input into the content of Board meetings and are able to provide objective and thoughtful oversight of management. Our Board also separated the roles in recognition of the differences in responsibilities. While our Chief Executive Officer is responsible for the day-to-day leadership of the Company and its business operations, the Chairman of the Board provides guidance to the Board, sets the agenda for Board meetings and presides over the meetings of the full Board and the meetings of the Board’s non-management directors. The Chairman of the Board also provides performance feedback on behalf of the Board to our Chief Executive Officer. The Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what the Board believes is best for the Company and its stockholders.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair regarding the Committee’s considerations and actions, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Specifically, the Board committees address the following risk areas:

●	The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements.

●	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Board as a whole considers risks related to regulatory and compliance matters as well as risks related to the Company’s sales and marketing and research and development initiatives.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Board will consider a reasonable number of candidates recommended by a single stockholder who has held over 20% of PURE Bioscience Common Stock for over one year and who satisfies the notice, information and consent provisions set forth in our Bylaws and Corporate Governance Guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Board of Directors in care of the Corporate Secretary, PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020. The Board will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary.

Identification and Evaluation of Director Nominees

In evaluating nominees for membership on our Board, our Board applies the Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Board takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Board also considers the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to every prospective nominee. The Board does not have a formal policy with respect to diversity of nominees. Rather, our Board considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds on the Board.

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Our Board regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates who may come to the attention of the Board through current Board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Board, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines. As stated above, our Board will consider candidates proposed for nomination by our significant stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Corporate Secretary, PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our voting securities have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected, and other information required by our Bylaws.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its Committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group or any individual director may send communications directly to the Company at PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

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PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees for Director

Our business is managed under the direction of our Board of Directors. Our Board has nominated each of our six (6) existing directors for re-election at the Annual Meeting, including:

Name	Age	Director Since	Position(s) Held
Dave J. Pfanzelter	63	2013	Chairman
Henry R. Lambert	65	2013	Director, Chief Executive Officer
Gary D. Cohee	70	2013	Director
David Theno, Jr., PhD	66	2013	Director
William Otis	59	2013	Director
Tom Y. Lee, CPA	67	2014	Director

In addition to the information regarding our directors and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board.

The Board also believes that re-electing our incumbent directors helps to promote stability and continuity. The Board expects that each director will continue to make substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s business and the Company’s business strategy.

All of the nominees have indicated a willingness to continue serving as directors, and the Company has no reason to believe that any nominee will be unavailable or unable to serve. If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other person or persons the Board may nominate.

The following sets forth information regarding the business experience of our directors as of November 29, 2016:

Dave J. Pfanzelter was appointed as our Chairman on August 13, 2013. He previously served as a director of the Company from February 2013 to July 2013. Mr. Pfanzelter served as senior vice president of Kellogg Company, president of Kellogg’s Specialty Channels and president of Kellogg Canada from May 2004 to May 2010, while also serving as part of the Kellogg Executive Committee and Global Leadership Team. Mr. Pfanzelter began his career in the food service industry in 1975 with Oscar Mayer Foods Corporation, serving in several key sales and marketing positions, including director of marketing and national sales manager. In 1995 he was appointed vice president of sales of Kraft Foodservice, representing the combined manufactured brands of Oscar Mayer, General Foods, and Kraft Foods. In 1998 Mr. Pfanzelter joined Keebler, serving as vice president and general manager of the food service division prior to Keebler’s acquisition by Kellogg in 2001. Since 1998, Mr. Pfanzelter has been on the board of directors of Doctor’s Associates, the parent company of Subway Restaurants, the nation’s largest restaurant chain. In February 2012, Mr. Pfanzelter joined the Advisory Board of Wrigley Foods. He also served on the Board of the International Food Service Manufacturer’s Association as chairman and member of its executive committee.

Mr. Pfanzelter’s qualifications to serve as a director on our Board include his executive leadership experience with leading companies in the food service industry and his prior and current service on the boards of other companies in the food service industry.

Henry R. Lambert was appointed to our Board and appointed as our Chief Executive Officer on September 10, 2013. Mr. Lambert is an accomplished food industry and consumer products executive with broad management skills, including strategic planning and business development, go-to-market execution, business integration and food safety. He has over 35 years of food industry experience, having worked at such notable companies as Heublein Inc., RJ Reynolds, Nabisco, Inc. and, Pinnacle Foods. He has held various business unit leadership positions servicing the foodservice and leading consumer food brands markets. Mr. Lambert has also served on boards and as a member of various food industry associations, including the International Foodservice Manufacturers Association (IFMA), Institute of Food Technologists and Safe Supply of Affordable Food Everywhere (SSAFE). From 2010 through June 2013, Mr. Lambert served as General Manager of the Global Food and Water Business of Underwriter Laboratories, where he was responsible for the start-up of the company’s food safety services business. From 2007 to 2010, Mr. Lambert served as Senior Vice President of Business Development, and then President, of Arrowstream Transportation, Inc., a provider of innovative supply chain management solutions to the foodservice industry whose key customers included Wendy’s, Applebee’s, Arby’s, TGIF, Sysco, and DMA. Prior to 2007, Mr. Lambert held executive positions with a number of high profile companies in the foodservice industry. Mr. Lambert earned his MBA in Finance from the University of Chicago, Booth School of Business, and his BA in Economics (with Honors) from Union College, Schenectady, N.Y.

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Mr. Lambert’s qualifications to serve as a director on our Board include his service as the Company’s Chief Executive Officer, his 36 years of experience in the food industry, his executive leadership experience and his service on the boards of a number of food industry associations.

Gary D. Cohee was appointed to our Board on August 13, 2013. He has over 40 years of experience as an investment banker, having started his career in 1973 with Blyth, Eastman Dillon & Co. Since 2004, Mr. Cohee has served as President and CEO of PMB Securities Corp. From 2011 until 2012, Mr. Cohee served on the Advisory Board of Force Fuels, Inc. During his career in the investment banking business, Mr. Cohee worked for a number of prestigious firms, including Bateman Eichler and Paulson Investment Company. Mr. Cohee graduated from California State University-Long Beach in 1968 with a BS degree in Business Administration. He previously served as President of the Long Beach Bond Club, the Southern California Options Society and the Long Beach Century Club.

Mr. Cohee’s qualifications to serve as a director on our Board include his 40 years of experience as an investment banker and providing financial advisory services and fundraising advise to public and private companies.

David Theno, Jr., PhD was appointed to our Board on October 1, 2013. Dr. Theno is a widely respected food safety expert, previously served on the Company’s Advisory Panel. Dr. Theno is currently the Chief Executive Officer of Gray Dog Partners, Inc., a technical consulting firm specializing in food safety and manufacturing, restaurant operations, supply chain management, strategic planning and facility design, where he served since October 2008. Gray Dog Partners also provides consulting services to federal, state and local regulatory bodies. From 1993 to 2008, Dr. Theno was employed by Jack in the Box, Inc. where he last served as the Senior Vice President and Chief Food Safety Officer and previously served as Corporate Vice President Technical Services. Dr. Theno has two Doctorate Degrees in Food Science and Animal Science and two Master’s Degrees in Animal Science and Veterinary Pharmacology from the University of Illinois.

Dr. Theno’s qualifications to serve as a director on our Board include his executive leadership and consulting experience in the food safety industry, as well as his educational background in the food science and animal science industries.

William Otis was appointed to our Board on October 8, 2013. Mr. Otis is currently the Executive Vice President of U.S. packaged meat operations for Smithfield Foods. Prior to this role, he was the President and Chief Operating Officer of Patrick Cudahy, LLC and Saratoga Food Specialties. Both companies are food manufacturing companies of John Morrell Food Group and Smithfield Foods. Mr. Otis began his career in 1980 with Oscar Mayer Foods Corporation serving in several operations, finance and marketing positions. In 1995, Mr. Otis joined Patrick Cudahy, serving as Vice President of Sales and Marketing and in 2004 was promoted to President and COO. Mr. Otis also took over the President and COO role at Saratoga Food Specialties in 2012. Mr. Otis earned his Master’s Degree in Business Management from the University of Wisconsin-Madison.

Mr. Otis’ qualifications to serve as a director on our Board include his executive leadership experience at leading food manufacturing companies and his knowledge of food safety issues.

Tom Y. Lee, CPA was appointed to our Board on October 24, 2014. Mr. Lee is currently the Chairman and CEO of Swabplus, Inc., a contract manufacturer of single-dose applicator and formulation OEM products, and has served as Chairman and CEO since 2008. Mr. Lee has experience in manufacturing and selling applicator and formulation OEM products, manufacturing and distributing products in Asia and is experienced in accounting matters. Mr. Lee was formerly audit committee chairman at First Continental Bank (which merged with United Commercial Bank in 2003). Mr. Lee has been an active CPA since 1983 and earned his Master of Science in accounting from California State University Long Beach and his Bachelors in Business Administration from TamKang University in Taipei, Taiwan.

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Mr. Lee’s qualifications to serve as a director on our Board include his experience in manufacturing and selling applicator and formulation OEM products, his experience with manufacturing and distributing products in Asia and his accounting background and expertise as a CPA. The Board also considered Mr. Lee’s commitment to the Company and its technology platform based his investments in the Company’s stock.

Family Relationships

There are no family relationships between any of our officers and directors.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee are or have been an officer or employee of us. During fiscal years 2016 and 2015, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K, except as set forth above, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

Vote Required and Board Recommendation

If a quorum is present, either in person or by proxy, directors will be elected by a plurality of the votes, which means the six nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders, unless a contrary instruction is indicated in the proxy.

Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or their earlier death, resignation or removal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE PROXY CARD).

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PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

At the Annual Meeting, our stockholders will be asked to ratify the appointment of Mayer Hoffman McCann, P.C. (“Mayer Hoffman”) as our independent registered public accounting firm for the fiscal year ending July 31, 2017. Mayer Hoffman has served as the Company’s independent registered public accounting firm since September 2007. Our Audit Committee is responsible for approving the engagement of Mayer Hoffman as the Company’s independent registered public accounting firm for the year ending July 31, 2017. In the event our stockholders fail to ratify the appointment of Mayer Hoffman, the Audit Committee will reconsider its selection. In addition, even if our stockholders ratify the selection, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders. Mayer Hoffman McCann P.C. leases substantially all its personnel, who work under the control of Mayer Hoffman shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure.

The Audit Committee meets with Mayer Hoffman on a quarterly or more frequent basis. At such times, the Audit Committee reviews the services performed by Mayer Hoffman, as well as the fees charged for such services.

A representative of Mayer Hoffman McCann P.C. is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by its independent auditors during Fiscal Years 2016 and 2015.

The following table provides information regarding the fees billed to us by Mayer Hoffman McCann P.C. in the years ended July 31, 2016 and 2015. All fees described below were approved by the Board or the Audit Committee:

	For the years ended July 31
	2016	2015
Audit Fees(1)	$154,000	$138,000
Tax Fees(2)	$12,000	9,700
Total Fees	$166,000	$147,700

(1)	Audit Fees include fees for services rendered for the audit and quarterly reviews of our financial statements, including our Annual Report on Form 10-K and our periodic reports, and fees incurred related to the filings of registration statements.

(2)	Tax Fees consist of amounts billed by an affiliate of our independent auditors for services in connection with the preparation of our federal and state tax returns.

Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. All audit fees and tax fees listed in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

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Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 2 above.

Vote Required and Board Recommendation

The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2017 requires a majority of the votes cast, whether in person or represented by proxy, to vote FOR this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Submission of the appointment to stockholder approval is not required. However, if our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Mayer Hoffman McCann P.C. as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending July 31, 2017.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MAYER HOFFMAN MCCANN P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2017 (ITEM 2 ON THE PROXY CARD).

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of PURE Bioscience, Inc. with respect to PURE Bioscience’s audited financial statements for the fiscal year ended July 31, 2016, included in the Company’s Annual Report on Form 10-K, filed with the SEC on October 27, 2016. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Mayer Hoffman McCann P.C., is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Mayer Hoffman to review the financial statements for the fiscal year ended July 31, 2016. The Audit Committee discussed with a representative of Mayer Hoffman the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with Mayer Hoffman, with and without management present, to discuss the overall scope of Mayer Hoffman’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Mayer Hoffman required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Mayer Hoffman its independence, and satisfied itself as to the independence of Mayer Hoffman.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended July 31, 2016 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2016 for filing with the SEC.

The Audit Committee of the Board of Directors:

Gary D. Cohee, Chair
William Otis
Tom Y. Lee

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PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation program and the compensation paid to our named executive officers as reported in this Proxy Statement.

The Say on Pay vote is advisory, and therefore not binding on the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation.

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, has the responsibility for evaluating and authorizing the compensation payable to our executive officers. The goal of our executive compensation program is to attract, motivate and retain executives of outstanding ability, performance and potential. To achieve this goal, the Compensation Committee has designed a package that combines competitive base pay, with incentive compensation conditioned on the achievement of predetermined annual performance goals and long-term equity awards. The Compensation Committee believes this package encourages employee retention and the creation of stockholder value. Our compensation program also seeks to be internally consistent with differentials commensurate with the scope of a named executive officer’s responsibilities. Stockholders are encouraged to read the Executive Compensation section of this Proxy Statement for a more detailed discussion of our compensation program.

Fiscal Year 2016

During the fiscal year ended July 31, 2016, our “named executive officers” were (i) Dave J. Pfanzelter, who serves as Chairman of the Board, (ii) Henry R. Lambert, who serves as Chief Executive Officer and (iii) Mark S. Elliott, who serves as Vice President, Finance.

Elements of Compensation

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary, an annual performance-based cash bonus, long-term equity awards in the form of restricted stock units (“RSUs”), and eligibility to participate in employee benefit plans available to all full-time employees, including group health plan, group term life insurance, and short- and long-term disability benefits.

Taken as a whole, the elements of our compensation package are comparable to those offered by other similarly sized companies in our industry. This allows us to compete in acquiring talent and retaining key executives. Our annual cash bonuses link executive performance to the measurable success of our Company and the individual achievements and performance of the executives. Likewise, equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.

The Compensation Committee did not retain a compensation consultant during fiscal year 2016 given the Company’s cash constraints.

Base Salary

Base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position, and external factors like inflation and the projected strength of the economy. The Compensation Committee reviews the base salaries of our named executive officers at least annually.

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The annual base salaries of our named executive officers are reflected in the Summary Compensation Table.

Annual Performance-Based Bonus

The annual performance-based cash bonus paid to our named executive officers is determined by the Compensation Committee based on the achievement of our corporate goals, weighted by importance, as well as individual goals applicable to the named executive officer’s position. Our corporate goals consist of progress on sales goals as well as on individual goals. The individual goals of our named executive officers are based on the executive’s job title and responsibilities. In addition, the Compensation Committee retains discretion to adjust the actual amount of the annual bonus based on our stock performance, our accomplishments determined on a qualitative basis, and the strength of our financial and market position at the end of the fiscal year.

Following the end of each fiscal year, the Compensation Committee is responsible for determining the bonus amount payable to the executive officer based on the Company’s and the executive officer’s performance against the performance metrics established by the Compensation Committee for the recently completed fiscal year.

Due to the Company’s limited financial resources and performance, our named executive officers did not receive any bonuses for the year ended July 31, 2016.

Long-Term Incentive Awards

We grant long-term equity incentives in the form of time-based and performance-based stock options and restricted stock units (RSUs) to our executive officers. The Compensation Committee has elected to issue both stock options and RSUs.

The Compensation Committee general grants time-based RSUs and options that vest over a three year period. The performance based RSUs and options generally vest upon achievement of specified milestones. The long-term nature of RSUs and options provides a meaningful retention incentive, while the issuance of shares upon vesting (an exercise with respect to options) encourages our executives to build stockholder value, thereby aligning the interests of our named executive officers with those of our stockholders. The Compensation Committee determines the size of the incentive award based on company performance and the named executive officers past and expected future performance.

During the year ended July 31, 2016 we granted each of Messrs. Lambert and Pfanzelter a five year award consisting of an option to purchase two hundred thousand (200,000) shares of common stock, 33% of which vested on July 31, 2016, 33% vested on October 31, 2016 and 34% vest on January 31, 2017. Additionally, Mr. Lambert was granted an award consisting of two hundred thousand 200,000 performance-based RSUs in November 2015, which vest in three installments based on the achievement of certain sales goals by July 2018. On May 11, 2016, we granted Mr. Elliott a two year award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock, which vest quarterly over a one year period.

Miscellaneous

Our named executive officers are eligible to participate in employee benefit plans available to all full-time employees, including group health plan, group term life insurance, and short- and long-term disability benefits. We do not sponsor any defined benefit pension plan, nonqualified defined contribution plan, or deferred compensation plan; nor do we provide post-retirement health coverage for our named executive officers.

Vote Required

The Board believes the Company’s executive compensation program uses appropriate structures and sound pay practices that are effective in achieving our core compensation objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

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“RESOLVED, that the stockholders of PURE Bioscience, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, under the section entitled “Executive Compensation.”

If a quorum is present, the approval, on a non-binding advisory basis, of the compensation of our named executive officers requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 3 ON THE PROXY CARD).

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EXECUTIVE OFFICERS

Information Regarding Our Executive Officers

Information with respect to our current named executive officers is shown below. Since Henry R. Lambert and Dave Pfanzelter also serve as Chairman and as a member of the Board, respectively, their executive officer’s biographies are set forth under “Nominees for Directors” above.

Name	Age	Position(s) Held	Position(s) Held Since
Dave Pfanzelter	63	Chairman	2013
Henry R. Lambert	65	Chief Executive Officer	2013
Mark S. Elliott	41	Vice President, Finance	2015

Mark S. Elliott was appointed as our Vice President, Finance on July 31, 2015. Prior to his appointment, he served as our corporate controller since May 2006 and has been responsible for managing all accounting and regulatory reporting activities and for establishing all current financial and reporting systems. Prior to joining PURE in 2004, Mr. Elliott worked in government accounting. He earned a Bachelor’s of Science, Business Administration-Accountancy at California State University-San Marcos.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of cash and non-cash compensation awarded, earned or paid for services rendered to us during the fiscal years ended July 31, 2016 and July 31, 2015 by our named executive officers, consisting of (i) each individual serving as principal executive officer during the fiscal year ended July 31, 2016 and (ii) our other two most highly compensated officers serving during the fiscal year ended July 31, 2016.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus	Option Awards($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Henry R. Lambert	2016	$350,000	—	$94,000	$144,000	$54,000	$642,000
Chief Executive Officer	2015	$350,000	—	$—	$189,000	$45,000	$584,000
Mark S. Elliott(5)	2016	$165,000	—	$51,000	$—	$—	$216,000
Vice President Finance	2015	$—	—	$—	$—	$—	$—
Dave J. Pfanzelter (6)	2016	$150,000	—	$94,000	$—	$—	$244,000
Chairman of the Board	2015	$150,000	—	$—	$—	$—	$150,000

(1)	Amounts reflect salary earned during the respective fiscal years.

(2)	Amounts for the year ended July 31, 2016 reflect the grant date fair value for financial statement reporting purposes with respect to stock options granted during the fiscal year, calculated in accordance with authoritative guidance.

(3)	Reflect the grant date fair value for financial statement reporting purposes with respect to stock awards granted during the respective fiscal years, calculated in accordance with authoritative guidance.

(4)	Represents amounts reimbursed to Mr. Lambert for housing expenses in San Diego, where the Company is headquartered. Mr. Lambert maintains a permanent residence in Lake Forest, Illinois and he rents a corporate apartment in San Diego. The Company reimburses Mr. Lambert on a monthly basis for the housing expense.

(5)	Mr. Elliott was appointed as our Vice President Finance and Principal Financial and Accounting Officer on July 31, 2015.

(6)	Due to his service as Chairman of the Board, the Company considers Mr. Pfanzelter an executive officer.

Narrative to Summary Compensation Table

The compensation program established for the Company’s executive officers consisted of the following elements:

Base Salary: The base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position, and the strength of our business. Base salaries provide a fixed means of compensation in order to attract and retain talent. The base salary of Mr. Lambert is $350,000 per year. The base salary for Mr. Elliott was $165,000 per year. Additionally, Mr. Pfanzelter receives $150,000 per year for his service as Chairman of the Board.

Performance-Based Cash Awards: As part of the Company’s executive compensation program, our executive officers are eligible to receive performance-based cash awards. The annual performance-based cash awards are based on the executive officer’s individual performance and the Company’s actual performance compared to the corporate goals approved by the Board and the Compensation Committee. Following the end of each fiscal year, the Board and the Compensation Committee is responsible for determining the bonus amount payable to an executive officer based on that executive officer’s individual performance during the fiscal year and its determination of the Company’s actual performance compared to the corporate goals established for that fiscal year. Due to the Company’s limited financial resources and performance, our named executive officers did not receive any bonuses for the year ended July 31, 2016.

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Long-Term Equity Awards: Equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interests with those of our stockholders. As a result, our executive compensation program provides for the issuance of stock options and restricted stock units (“RSUs”). During the year ended July 31, 2016 we granted each of Messrs. Lambert and Pfanzelter a five year award consisting of an option to purchase two hundred thousand (200,000) shares of common stock, 33% of which vested on July 31, 2016, 33% vested on October 31, 2016 and 34% vest on January 31, 2017. Additionally, Mr. Lambert was granted an award consisting of two hundred thousand (200,000) performance-based RSUs in November 2015, which vest in three installments based on the achievement of certain sales goals by July 2018. On May 11, 2016, we granted Mr. Elliott a two year award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock, which vest quarterly over a one year period.

Outstanding Equity Awards at Year-End

The following table provides a summary of all equity awards held by our named executive officers that were outstanding as of July 31, 2016.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities					Market Value of
	Underlying	Underlying	Option			Number of shares	shares or Units
	Unexercised	Unexercised	Exercise	Option		or Units of stock	of stock that
	Options (#)	Options (#)	Price	Expiration		that have not	have not vested
Name	Exercisable	Unexercisable	($)	Date		vested(#)	($)(1)
Henry R. Lambert	66,000	134,000	$1.05	5/27/2021	(2)	200,000	$202,000	(3)
	—	—	—	—		150,000	$152,000	(4)
Mark S. Elliott	—	150,000	$1.15	5/11/2018	(5)	—	$—
	2,500	—	$18.72	5/14/2019		—	$—
	2,500	—	$28.00	5/19/2020		—	$—
	6,875	—	$6.72	7/14/2021		—	$—
	10,000	—	$0.86	1/24/2023		—	$—
	91,667	8,333	$1.40	12/16/2016		—	$—
Dave J. Pfanzelter	66,000	134,000	$1.05	5/27/2021	(6)	—	$—
	40,000	—	$0.73	2/6/2023		—	$—

(1)	The market value was determined by multiplying the number of shares underlying the awards by the closing price for our common stock on July 31, 2016, which was $1.01.

(2)	During the year ended July 31, 2016, we granted Mr. Lambert a five year award consisting of an option to purchase two hundred thousand (200,000) shares of common stock. 33% vested on July 31, 2016; 33% vest on October 31, 2016; and 34% vest on January 31, 2017.

(3)	Mr. Lambert was granted an award consisting of 200,000 RSUs on November 2, 2015. The RSUs vest based on performance conditions and expire on July 31, 2018. In the event of (i) a change in control of the Company, (ii) Mr. Lambert’s termination without cause or resignation for good reason or (iii) Mr. Lambert’s death or complete disability, in any event prior to July 31, 2018, 100% of the Performance-Based RSUs will vest.

(4)	Mr. Lambert was granted an award consisting of 300,000 RSUs on July 31, 2015. 50% of the RSUs vested on July 31, 2016 and 50% of the RSUs will vest on July 31, 2017.

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(5)	On May 11, 2016, we granted Mr. Elliott a two year award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock. The options vest quarterly over a one year period.

(6)	During the year ended July 31, 2016, we granted Mr. Pfanzelter a five year award consisting of an option to purchase two hundred thousand (200,000) shares of common stock. The options vest in three installments: 33% on July 31, 2016; 33% on October 31, 2016; and 34% on January 31, 2017.

During the year ended July 31, 2016, 150,000 of Mr. Lambert’s and 1,400,000 of Mr. Pfanzelter’s RSUs vested. The value realized on vesting was $152,000 and $1,372,000, respectively. In addition, during the year ended July 31, 2016, 66,000 of Mr. Lambert’s and Mr. Pfanzelter’s option awards vested. The value realized for each respective award was $67,000.

Employment Agreements; Potential Payments Upon Termination or a Change in Control for Current Executive Officers

Agreement with our Chief Executive Officer

On September 10, 2013, we appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. The terms of Mr. Lambert’s employment agreement provides that such agreement continues until termination by either the Company or Mr. Lambert. During the term of Mr. Lambert’s employment agreement, he is entitled to an annual base salary, which may be increased, but not decreased, by the Board or the Compensation Committee in their discretion. The annual base salary of Mr. Lambert is $350,000.

The employment agreement provides that, during the term of the agreement, Mr. Lambert is eligible for equity compensation grants to be awarded at the discretion of the Compensation Committee and the Board, and also provided for annual bonus targets equal to, as applicable, 50% of Mr. Lambert’s current annual base salary, to be awarded at the sole discretion of the Compensation Committee and the Board. Additionally, pursuant to the terms of Mr. Lambert’s employment agreement, we granted Mr. Lambert 500,000 RSUs. The award agreement for the 500,000 RSUs provides Mr. Lambert with the right to require us to pay his state and federal withholding and other employment taxes upon the vesting and settlement of these RSUs in exchange for Mr. Lambert cancelling that number of shares of common stock having a value equal to the tax obligations we pay on his behalf.

The employment agreement provides for certain compensation to be paid to Mr. Lambert if his employment is terminated by the Company without Cause or terminated by the executive for Good Reason. In summary, “Cause” is the commission by the executive of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by the executive to perform his or her duties under the agreement or to otherwise breach the agreement, or a violation of confidentiality, non-competition and/or non-solicitation provisions to which the Company is bound. “Good Reason” is a material reduction of the executive’s base salary or target bonus percentage; a material reduction by the Company of the executive’s authority, duties or responsibilities; a relocation of the Company’s offices that requires an increase in the executive’s one-way driving distance of more than fifty miles; or a material breach of the agreement by the Company.

Upon such event and subject to Mr. Lambert’s execution of a release of claims in favor of the Company, Mr. Lambert would be entitled to receive his base salary then in effect and group health and dental benefits in accordance with COBRA for a period of 6 months from the date of his termination. Additionally, Mr. Lambert’s agreement provides that all outstanding vested stock options held by him at the date of such termination would continue to be exercisable for a period of up to 90 days following such termination, but in no event beyond the maximum permitted expiration date.

The employment agreement with Mr. Lambert also provides for additional compensation if the termination of his employment is without Cause or his resignation is for Good Reason within twelve months following a Change in Control. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; any person (subject to certain exemptions) becomes the beneficial owner of securities of the Company representing 35% or more of the total combined voting power of the Company; or if individuals who, as of 60 days after the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board.

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Upon such event, Mr. Lambert would be entitled to additional severance pay in excess of the amounts described above, in a single lump sum payment equal to 100% of his then current annual base salary. In addition, in such event, the vesting of all outstanding equity based awards then held by Mr. Lambert would automatically accelerate and all equity based awards would continue to be exercisable for 12 months, but in no event beyond the maximum permitted expiration date.

The employment agreement with Mr. Lambert also provides that the Company could, in certain circumstances and in order to avoid incurring fines or penalties under applicable law (including recently enacted federal healthcare legislation), elect to pay cash payments equivalent to the value of the monthly premiums the Company would otherwise pay to provide for the continuation of health and dental insurance for Mr. Lambert and his eligible dependents following his termination without Cause or resignation for Good Reason.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreement filed as Exhibit 10.33 to the Annual Report on Form 10-K for the year ended July 31, 2013 filed with the SEC on October 24, 2013, which is incorporated herein by reference.

Agreements with our Chairman

On August 13, 2013, we appointed Dave J. Pfanzelter to serve as Chairman of the Board. On October 23, 2013, we entered into a Chairman Agreement with Mr. Pfanzelter (the “Chairman Agreement”). The Chairman Agreement provides that Mr. Pfanzelter is to serve as Chairman of the Board, effective as of August 13, 2013, until his earlier resignation or removal. Pursuant to the Chairman Agreement, Mr. Pfanzelter is entitled to receive $12,500 per month for his services as Chairman of the Board, payable on a quarterly basis (collectively “Chairman Compensation”). Mr. Pfanzelter is also eligible to receive annual and periodic bonuses in the discretion of the Board. Additionally, pursuant to the terms of the Chairman Agreement, we granted Mr. Pfanzelter 2,800,000 RSUs. Due to his service as Chairman, we consider Mr. Pfanzelter an executive officer of the Company. The award agreement for the 2,800,000 RSUs provides Mr. Pfanzelter with the right to require us to pay his state and federal withholding and other employment taxes upon the vesting and settlement of these RSUs in exchange for Mr. Pfanzelter cancelling that number of shares of common stock having a value equal to the tax obligations we pay on his behalf.

The Chairman Agreement provides for certain compensation to be paid to Mr. Pfanzelter if he is removed by the Board without Cause or Mr. Pfanzelter resigns for Good Reason. In summary, “Cause” is the commission by Mr. Pfanzelter of an act of fraud or another felony, or gross misconduct resulting in a material adverse effect on the Company; refusal by Mr. Pfanzelter to perform his duties under the Chairman Agreement or to otherwise breach the Chairman Agreement, or a material breach by Mr. Pfanzelter of Company policy or the Chairman Agreement or other agreements between the Company and Mr. Pfanzelter. “Good Reason” is a material reduction of Mr. Pfanzelter’s compensation; a material reduction by the Board of Mr. Pfanzelter’s authority, duties or responsibilities; or a material breach of the Chairman Agreement by the Company.

Upon such event and subject to Mr. Pfanzelter’s execution of a release of claims in favor of the Company, Mr. Pfanzelter would be entitled to receive his Chairman Compensation (as then in effect) for a period of 12 months following such date of removal or resignation. The Chairman Agreement additionally provides that all outstanding vested stock options held by Mr. Pfanzelter at the date of such termination would continue to be exercisable for a period of up to 90 days following such termination, but in no event beyond the maximum permitted expiration date.

The Chairman Agreement with Mr. Pfanzelter also provides for additional compensation if Mr. Pfanzelter’s termination as our Chairman is without Cause or his resignation with Good Reason is within twelve months following a Change in Control. A “Change in Control” is the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company; the consummation of a merger or consolidation of the Company with or into another entity; any person (subject to certain exemptions) becomes the beneficial owner of securities of the Company representing 35% or more of the total combined voting power of the Company; or if individuals who, as of 60 days after the effective date of the agreement are members of the Board, or are nominees of such Board members, cease to constitute at least a majority of the members of the Board. Upon such event, Mr. Pfanzelter would be entitled to additional separation pay in excess of the amount described above in a single lump sum payment equal to 200% of Mr. Pfanzelter’s then current Chairman Compensation.

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The foregoing description of the Chairman Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such Chairman Agreement filed as Exhibit 10.35 to the Annual Report on Form 10-K for the year ended July 31, 2013 filed with the SEC on October 24, 2013, which is incorporated herein by reference.

Code Section 162(m) Provisions

Section 162(m) of the U.S. Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing our executive compensation programs, we believe it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code. While our stock options are intended to qualify as “performance-based compensation” (as defined by the Code), amounts paid under our other compensation programs may not qualify as such.

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DIRECTOR COMPENSATION

Compensation of Directors

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees.

Each non-employee director of the Company receives an annual cash retainer from the Company for their services as members of the Board and any committee of the Board as follows:

●	Each non-employee director receives an annual cash fee of $60,000 payable for such director’s service on the Board and each member of the Audit Committee and Compensation Committee receives an additional annual fee of $4,000 and $2,500, respectively, payable for such director’s service on the committee.

●	The Chair of the Audit Committee receives an additional annual cash fee of $10,000 for such Chair’s service and the Chair of the Compensation Committee receives an additional annual fee of $5,000 for such Chair’s service.

Annual cash retainers are paid to each non-employee director in four equal installments on a quarterly basis. Any non-employee directors serving a portion of the year will be entitled to receive such fees on a pro rata basis based on their length of service during the year. Messrs. Lambert and Pfanzelter do not receive any additional compensation for their board service.

New non-employee directors will receive an initial grant of 200,000 restricted stock units. Currently, all non-employee director grants of restricted stock units generally vest fifty percent (50%) on the date of the next annual meeting and fifty percent (50%) on the date of the following year’s annual meeting.

In the past, our Board has approved each year, generally in the second calendar quarter of the year, an annual option or stock grant for our non-employee directors. Any such grant is at the discretion of the Board, which considers the recommendation of our Compensation Committee. Upon the Board’s approval of any such grant, each non-employee director generally may elect whether to receive the grant as an option or stock award.

The following table sets forth compensation earned in the fiscal year ended July 31, 2016 by each of our directors who are not named executive officers.

	Fees Earned or	Stock	Option	All Other	Total
	Paid in Cash	Awards	Awards	Compensation	Compensation
Name	($)	($)(1)(2)	($)	($)	($)
Gary D. Cohee	$70,000	—	$47,000	—	$117,000
David Theno, Jr., PhD	$65,000	—	$47,000	—	$112,000
William Otis	$66,000	—	$47,000	—	$113,000
Tom Y. Lee	$64,000	—	$47,000	—	$111,000

(1)	Amounts for the year ended July 31, 2016 reflect the grant date fair value for financial statement reporting purposes with respect to stock options granted during the fiscal year, calculated in accordance with authoritative guidance.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of November 29, 2016, or the Evaluation Date, by: (i) each of our current directors, (ii) each of our named executive officers as set forth in the Executive Compensation section of this Proxy Statement, (iii) each of our current executive officers, (iv) all such directors and executive officers as a group and (v) our five percent or greater stockholders. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 64,823,917 shares outstanding as of the Evaluation Date, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants or settlement of restricted stock units that are either immediately exercisable or exercisable within 60 days of the Evaluation Date. These shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Number of		Percent
	Shares		of
	Beneficially		Common
Name (1)	Owned		Stock
David J. Pfanzelter	3,096,000	(2)	4.76%
Henry R. Lambert	692,857	(3)	1.07%
Mark S. Elliott	269,225	(4)	*
Gary D. Cohee	715,643	(5)	1.10%
David Theno, Jr., PhD	347,600	(6)	*
William Otis	331,732	(7)	*
Tom Y. Lee	5,245,040	(8)	7.99%
All of our named executive officers and directors as a group (8 persons)	10,698,097	(9)	16.38%
Franchise Brands	20,799,999	(10)	31.06%

*	Indicates less than one percent of the outstanding shares of the Company’s common stock.

(1)	Unless, noted below, the address for each person listed in the table is c/o PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020.

(2)	Consists of (a) 240,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, (b) 2,840,000 shares of common stock and (c) warrants to purchase 16,000 shares of common stock which are held directly by Mr. Pfanzelter.

(3)	Consists of 200,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 492,857 shares of common stock held directly by Mr. Lambert.

(4)	Consists of 196,875 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 72,350 shares of common stock held directly by Mr. Elliott.

(5)	Consists of 100,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 615,643 shares of common stock held directly by Mr. Cohee.

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(6)	Consists of (a) 100,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, (b) 234,000 shares of common stock and (c) warrants to purchase 13,600 shares of common stock which are held directly by Mr. Theno.

(7)	Consists of (a) 100,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, (b) 222,666 shares of common stock and (c) warrants to purchase 9,066 shares of common stock which are held directly by Mr. Otis.

(8)	Consists of (a) 100,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, (b) 4,450,336 shares of common stock held by Mr. Lee and his spouse and (c) warrants to purchase 694,704 shares of common stock held by Mr. Lee and his spouse.

(9)	Consists of (a) 100,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, (b) 4,450,336 shares of common stock held by Mr. Lee and his spouse and (c) warrants to purchase 694,704 shares of common stock held by Mr. Lee and his spouse.

(10)	Consists of 18,666,666 shares of common stock and warrants to purchase 2,133,333 shares of common stock which are currently exercisable, held directly by Franchise Brands. The address for Franchise Brands is 325 Sub Way, Milford, CT 06461.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

To the Company’s knowledge, other than as described below, no person who, during the fiscal year ended July 31, 2016, was a director or officer of the Company, or beneficial owner of more than ten percent of the Company’s Common Stock (which is the only class of securities of the Company registered under Section 12 of the Act), failed to file on a timely basis reports required by Section 16 of the Act during such fiscal year. In October 2015, we completed a private placement financing with Franchise Brands, LLC and filed a Form 8-K disclosing the private placement. Franchise Brands, LLC filed the Form 4 with respect to the private placement financing in June 2016. In November 2015, we completed a private placement in which our director Tom Lee participated and which was disclosed on Form 8-K. The Form 4 for such transaction was filed in December 2015. On May 19, 2016, we filed a Form 4 for an option granted to Mark Elliott on May 11, 2016. The foregoing is based solely upon a review by the Company of Forms 3 and 4 relating to the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Except as described below and other than Board or employment relationships and compensation resulting from those employment relationships, no director, executive officer, 5% stockholder or immediate family member of any of the foregoing, was a party to any transaction or series of transactions since August 1, 2014 (the beginning of the year ended July 31, 2015), or is to be a party to any currently proposed transaction or series of proposed transactions, in which (i) we were or are to be a participant, (ii) the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at fiscal year-end for the fiscal years ended July 31, 2016 and 2015, which is $81,210, and (iii) any director, executive officer, or immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Cohee Director Agreement: On August 13, 2013, we appointed Mr. Cohee to serve as a member of the Board and on September 17, 2013, we entered into a letter agreement with Mr. Cohee. Mr. Cohee’s letter agreement provides that his initial term will be for one year. In connection with his execution of the letter agreement, we are obligated to issue him 250,000 shares of our common stock pursuant to a restricted stock unit agreement in the form of a non-employee RSU award. Additionally, we will pay him an annual retainer fee of $60,000, payable quarterly. Additionally, he acknowledges and agrees that in order to satisfy certain rules for public companies he may be required to serve on one or more of the Board’s Audit Committee, Compensation Committee, and/or Nominating and Governance Committee, and that such committee assignments will be agreed between him and the Company, and that he will be compensated for such service. His letter agreement also provides that he will also be subject to certain confidentiality obligations. On April 24, 2014, the Company and Gary Cohee entered into an amendment to the Cohee Director Agreement to provide for a monthly consulting fee for certain investor relations activities.

Transactions with our Director Tom Y. Lee

Mr. Lee has received certain benefits in accordance with the Company’s non-employee director compensation program. Additionally, since August 1, 2014, Mr. Lee and the Company have entered into the following equity investment transactions:

●	On August 23, 2014, the Company completed the first closing of a private placement in which it issued Units at a purchase price of $0.75 per Unit, with each Unit consisting of one share of common stock and a warrant to purchase 0.4 of a share of common stock with an exercise price of $0.75 per share (the “August 2014 Financing”). On August 29, 2014, Mr. Lee and his spouse invested an aggregate of $600,000 in the second closing of the August 2014 Financing, acquiring an aggregate of 800,000 shares of Common Stock and warrants to purchase up to 320,000 shares of Common Stock at an exercise price of $0.75 per share.

●	On November 23, 2015, we completed the second and final closing of the Private Placement Financing. We raised $2.0 million in this closing. Mr. Lee, together with certain of his affiliates, purchased an aggregate of 1,049,408 shares of Common Stock for $472,000 and warrants to purchase up to 1,206,819 shares of Common Stock at an exercise price of $0.45 per share.

●	On May 20, 2016, Mr. Lee and his spouse exercised an outstanding warrant for 487,115 shares of Common Stock for an aggregate exercise price of $219,202.

Transactions with Franchise Brands

Franchise Brands, LLC is our largest stockholder beneficially holding approximately 31% of our Common Stock as of the date of this proxy statement. On October 23, 2015, we completed an initial closing of a private placement financing with Franchise Brands. Prior to the private placement financing, Franchise Brands beneficially held approximately 17.8% of our common stock. In the private placement financing, we issued Franchise Brands (i) an aggregate of 13,333,333 shares of the Company’s Common Stock at a purchase price of $0.45 per share, (ii) a warrant to purchase up to an aggregate of 6,666,666 shares of Common Stock with a term of five years and (iii) a warrant to purchase up to an aggregate of 8,666,666 shares of Common Stock with a term of six months and only exercisable for cash, for aggregate gross proceeds to the Company of $6.0 million. The offer and sale of the securities to Franchise Brands was on the same terms offered to other investors in the private placement financing. On April 23, 2016, the six-month warrant issued to Franchise Brands expired unexercised and on July 19, 2016 we entered into a warrant termination agreement with Franchise Brands, LLC to terminate the five-year warrant.

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Compensation of Our Current Directors and Executive Officers

For information with respect to the compensation offered to our current directors and executive officers, please see the descriptions under the heading “Executive Compensation” of this proxy statement.

Related Party Transaction Policy and Procedures

Pursuant to our Related Party Transaction and Procedures, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee are or have been an officer or employee of us. During fiscal 2016 and 2015, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K, except as set forth above, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

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OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2018 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020, telephone (619) 596-8600. Under the SEC’s proxy rules (Rule 14a-8), the deadline for submission of proposals to be included in our proxy materials for the 2018 Annual Meeting is August 10, 2017. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2018 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before August 10, 2017, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after August 10, 2017 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. Pursuant to our Bylaws, the date after which notice to the Company of a stockholder proposal submitted outside the process of Rule 14a-8 is considered timely is as follows, provided that such notice meets the information and other requirements set forth in our Bylaws:

●	A stockholder seeking to have a proposal included in the Company’s proxy materials must deliver written notice to the Company of such proposal between June 12, 2017 and August 10, 2017, unless the date of the 2018 Annual Meeting is more than 30 days before or after the one-year anniversary of the Annual Meeting, in which case such notice must be delivered to the Company on the later of the 90th day before the date of the 2018 Annual Meeting or the 15th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made.

●	A stockholder not seeking inclusion of a proposal in the Company’s proxy materials must deliver written notice to the Company not less than 90 days before the date of the 2018 Annual Meeting.

If a stockholder that has notified the Company of its intention to present a proposal at the 2018 Annual Meeting does not appear or send a qualified representative to present his proposal at the 2018 Annual Meeting, the Company need not present the proposal for a vote at the 2018 Annual Meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Meeting materials. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another PURE Bioscience stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Attn: Corporate Secretary, PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020, telephone (619) 596-8600. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at www.proxyvote.com.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Meeting materials who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or PURE Bioscience at the contact information listed above, to request information about householding.

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ANNUAL REPORTS

Our Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the year ended July 31, 2016 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

By Order of the Board of Directors

/s/ Henry R. Lambert
December 8, 2016	Chief Executive Officer

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PURE BIOSCIENCE, INC.
C/O TRANSFER ONLINE, INC.
512 SE SALMON ST
PORTLAND, OR 97214

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	
THE COMPANY NAME INC. - CLASS A	
THE COMPANY NAME INC. - CLASS B	
THE COMPANY NAME INC. - CLASS C	
THE COMPANY NAME INC. - CLASS D	
THE COMPANY NAME INC. - CLASS E	
THE COMPANY NAME INC. - CLASS F	
THE COMPANY NAME INC. - 401 K	

CONTROL # → 0000000000000000

SHARES	
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345
	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

01 Dave J. Pfanzelter 02 Henry R. Lambert 03 Gary D. Cohee 04 David Theno, Jr., PhD 05 William Otis
06 Tom Y. Lee, CPA

The Board of Directors recommends you vote FOR proposals 2, and 3.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000303783_1 R1.0.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com.

PURE BIOSCIENCE, INC.
2017 ANNUAL MEETING OF STOCKHOLDERS
JANUARY 19, 2017 9:00 AM
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry R. Lambert and Mark S. Elliott, or either of them, with full power of substitution, as proxies to vote at the 2017 Annual Meeting of Stockholders of PURE Bioscience, Inc. (the "Company") to be held at our corporate offices at 1725 Gillespie Way, El Cajon, California 92020 on January 19, 2017, at 9:00 a.m., local time, and at any adjournments or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

Continued and to be signed on reverse side

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